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                                                                    EXHIBIT 23.2

                               CONSENT OF KPMG LLP

         The Board of Directors
         Reinsurance Group of America, Incorporated:


         We consent to incorporation by reference in the registration statements (Nos. 333-51777, 333-74104, 333-74104-01 and 333-74104-02) on
         Form S-3, Post-Effective Amendment No. 2 to Registration Statements (Nos. 333-55304, 333-55304-01 and 333-55304-02 on Form S-3, and
         registration statements (Nos. 33-62274 and 333-27167) on Form S-8 of Reinsurance Group of America, Incorporated of our report dated
         January 25, 2000, relating to the consolidated statements of income, stockholders' equity and cash flows of Reinsurance Group of America, Incorporated and subsidiaries for the year ended December 31, 1999 and all related schedules, which reports appear in the December 31, 2001 annual report on Form 10-K of Reinsurance Group of America, Incorporated.

         /s/KPMG LLP

         KPMG LLP

         St. Louis, Missouri
         March 18, 2002